UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2018 (January 5, 2018)

FUSE MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-10093	59-1224913
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1565 North Central Expressway Suite 220 Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (469) 862-3030

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 31, 2017, Fuse Medical, Inc. (the “Company”) and its wholly-owned subsidiary, CPM Medical Consultants, LLC (“CPM”) entered into that certain Amended and Restated Business Loan Agreement dated December 31, 2017, (as amended from time to time, the “Loan Agreement”), in form attached hereto as Exhibit 10.1, by and among ZB, N.A. (d/b/a Amegy Bank) (“Lender”) and the Company and CPM, as co-borrowers.  The Loan Agreement amended and restated the credit facility of CPM with Lender, which was in place as of the closing of the acquisition of CPM in a transaction reported in the Company’s Current Report on Form 8-K, filed on January 4, 2018.  The Loan Agreement provides for a revolving credit facility of up to $5,000,000.

Item 4.01	Changes in Registrant’s Certifying Accountant

(a)  On January 5, 2018, the Company accepted the resignation of LaPorte CPAs and Business Advisors (“LaPorte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

In connection with the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2017 and in the subsequent interim periods through January 5, 2018, there were no disagreements with LaPorte on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of LaPorte, would have caused LaPorte to make reference to the matter in their anticipated report.

The Company has provided a copy of the foregoing disclosures to LaPorte and requested that LaPorte furnish it with a letter addressed to the Securities and Exchange Commission stating whether LaPorte agrees with the above statements (“LaPorte Letter”). The Company has filed a copy of the LaPorte Letter, dated January 11, 2018 as Exhibit 16.1 to this Form 8-K.

(b) On January 8, 2018, the Board approved the appointment of Montgomery, Coscia, Greilich, LLP (“MCG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The Board recently conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The Board invited several public accounting firms to participate in this process.  Following the termination of the Company’s relationship with LaPorte, the Board selected MCG. During the two most recent fiscal years and in the subsequent interim period through January 8, 2018, the Company has not consulted with MCG with respect to the application of accounting principles to a specified transaction, either completed of proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of regulation S-K.

Item 8.01	Other Events

On January 11, 2018, the Company issued a press release relating to the change in the Company’s Certifying Accountants, attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Business Loan Agreement, dated December 31, 2017.

16.1	Letter from LaPorte dated January 11, 2018.

99.1	Press Release, dated January 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FUSE MEDICAL, INC.

By:	/s/ William E. McLaughlin, III
William E. McLaughlin, III, Interim Chief Financial Officer and Director
(Principal Financial Officer)

Date: January 11, 2018